EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS
2009 SECOND QUARTER RESULTS AND
REVISES ANNUAL GUIDANCE

Second Quarter 2009
Operating Income Per Share – $0.48
Net Income Per Share – $0.53
Catastrophe and Storm Losses Per Share – $0.45
Large Losses Per Share - $0.36
GAAP Combined Ratio – 102.9 percent

Six Months Ended June 30, 2009
Operating Income Per Share – $1.34
Net Income Per Share – $0.96
Catastrophe and Storm Losses Per Share – $0.63
Large Losses Per Share - $0.75
GAAP Combined Ratio – 99.5 percent
Annual Operating Income Guidance Per Share – $1.80 to $2.05

DES MOINES, Iowa (July 23, 2009) - EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) today reported operating income of $6,379,000 ($0.48 per share) for the second quarter ended June 30, 2009, compared to an operating loss of $1,181,000 ($0.09 per share) for the second quarter of 20081.  For the six-month period ended June 30, 2009, operating income was $17,768,000 ($1.34 per share) compared to $8,930,000 ($0.65 per share) for the same period in 2008.

Net income, including realized investment gains and losses, totaled $6,967,000 ($0.53 per share) for the second quarter of 2009 compared to a net loss of $940,000 ($0.07 per share) for the second quarter of 2008. For the six-month period ended June 30, 2009, net income was $12,771,000 ($0.96 per share) compared to $7,279,000 ($0.53 per share) for the same period in 2008.

“Through the first six months of 2009 our operating results are pretty much in line with our expectations,” stated Bruce G. Kelley, President and Chief Executive Officer. “Premium rates continue to show some signs of stabilization and storm losses, while slightly higher than our 10-year average, are significantly lower than the record amount experienced in 2008.  We continue to review and adjust our branch operations to keep current with changing market conditions and to maximize our earnings potential; however, we do not anticipate any major changes to our operating plan during the remainder of the year.”

Premiums earned decreased 0.5 percent to $96,098,000 for the three months ended June 30, 2009 from $96,618,000 for the same period in 2008.  For the six months ended June 30, 2009, premiums earned decreased 1.6 percent to $188,553,000 from $191,595,000 for the same period in 2008.

Investment income decreased 6.9 percent to $11,173,000 for the second quarter of 2009 from $11,999,000 for the same period in 2008.  For the six-month period ended June 30, 2009, net investment income decreased 2.0 percent to $23,450,000 from $23,940,000 for the same period in 2008. This decrease in investment income is attributed to a high level of call activity that occurred on the Company’s U.S. Government Agency securities during the first quarter of 2009 as a result of the low interest rate environment, a decline in yield on short-term investments and the elimination of dividends on the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae) preferred stocks in 2008.  The proceeds from the called securities are being invested in short-term securities until attractive long-term opportunities can be identified.

“Other-than-temporary” investment impairment losses declined to $759,000 in the second quarter of 2009 from $1,695,000 for the same period in 2008.  For the first six months of 2009, “other-than-temporary” investment impairment losses totaled $9,117,000, compared to $4,597,000 for the same period in 2008.

Catastrophe and storm losses totaled $9,065,000 ($0.45 per share after tax) in the second quarter of 2009 compared to a record $23,518,000 ($1.12 per share after tax) in the second quarter of 2008.  For the first six months of 2009, catastrophe and storm losses totaled $12,777,000 ($0.63 per share after tax) compared to $29,248,000 ($1.39 per share after tax) for the same period in 2008.  Catastrophe and storm losses accounted for 6.8 percentage points of the combined ratio for the first six months of 2009, which is slightly higher than the 10-year average of 6.5 percentage points.

Large losses, which the Company defines as losses greater than $250,000, excluding catastrophe and storm losses, increased to $7,356,000 ($0.36 per share after taxes) in the second quarter of 2009 from $6,330,000 ($0.30 per share after taxes) for the same period in 2008.  For the first six months of 2009, large losses totaled $15,370,000 ($0.75 per share after taxes), compared to $12,336,000 ($0.58 per share after taxes) for the same period in 2008.

 The Company’s GAAP combined ratio was 102.9 percent in the second quarter of 2009 compared to 116.0 percent in the second quarter of 2008. For the six month period ended June 30, 2009, the Company’s GAAP combined ratio was 99.5 percent compared to 106.6 percent for the same period in 2008.

At June 30, 2009, consolidated assets totaled $1.1 billion, including $1.0 billion in the investment portfolio; stockholders’ equity increased 8.6 percent to $307.3 million; and the net book value of the Company’s stock was $23.22 per share, an increase of 8.9 percent from $21.32 per share at December 31, 2008.

Based on actual results for the first six months of 2009 and management’s expectations for the remainder of the year, management is increasing its 2009 operating income guidance from the previous range of $1.45 to $1.70 per share to a revised range of $1.80 to $2.05 per share. The revised range is based on a projected GAAP combined ratio of 103.5 percent for the year.

As of June 30, 2009, 601,119 shares of the Company’s common stock have been purchased under the Company’s $25 million stock repurchase program at a cost of approximately $15.0 million.  The timing and terms of the purchases are determined by management based on market conditions, and the transactions are conducted in accordance with the applicable rules of the SEC.  Common stock purchased under this program is being retired by the Company.  The Company’s parent organization, Employers Mutual Casualty Company, has a stock purchase program in place as well, with about $4.5 million of its $15 million authorization remaining.  This program is currently dormant and will not be reactivated until the Company’s repurchase program is completed.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern daylight time on July 23, 2009 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the first six months of 2009, as well as its expectations for the remainder of the year. Dial-in information for the call is toll-free 1-877-407-8031 (International: 1-201-689-8031). The event will be archived and available for digital replay through August 6, 2009. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number 286, conference ID number 327390.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via http://www.investorcalendar.com or the Company’s investor relations page at www.emcins.com/ir.  The webcast will be archived and available for replay until July 23, 2010. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;

•	the adequacy of loss and settlement expense reserves;

•	state and federal legislation and regulations;

•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;

•	rating agency actions;

•	“other-than-temporary” investment impairment losses; and

•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, “project” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, the Company has provided the following reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of operating income to net income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Operating income (loss)	$6,378,774	$(1,181,460)	$17,767,638	$8,930,311
Net realized investment gains (losses)	588,358	241,130	(4,996,643)	(1,651,655)
Net income (loss)	$6,967,132	$(940,330)	$12,770,995	$7,278,656

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

Quarter Ended June 30, 2009	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$76,546,730	$19,551,276	$-	$96,098,006
Investment income, net	8,332,816	2,838,412	1,390	11,172,618
Other income	198,272	-	-	198,272
	85,077,818	22,389,688	1,390	107,468,896
Losses and expenses:
Losses and settlement expenses	50,982,026	14,182,225	-	65,164,251
Dividends to policyholders	1,926,476	-	-	1,926,476
Amortization of deferred policy acquisition costs	18,295,137	3,227,018	-	21,522,155
Other underwriting expenses	9,590,347	716,971	-	10,307,318
Interest expense	225,000	-	-	225,000
Other expenses	175,195	(241,995)	404,722	337,922
	81,194,181	17,884,219	404,722	99,483,122
Operating income (loss) before income taxes	3,883,637	4,505,469	(403,332)	7,985,774
Realized investment losses	699,368	205,799	-	905,167
Income (loss) before income taxes	4,583,005	4,711,268	(403,332)	8,890,941
Income tax expense (benefit):
Current	700,344	1,287,224	(141,166)	1,846,402
Deferred	83,182	(5,775)	-	77,407
	783,526	1,281,449	(141,166)	1,923,809
Net income (loss)	$3,799,479	$3,429,819	$(262,166)	$6,967,132
Average shares outstanding				13,235,928
Per Share Data:
Net income (loss) per share - basic and diluted	$0.29	$0.26	$(0.02)	$0.53
Catastrophe and storm losses (after tax)	$(0.40)	$(0.05)	$-	$(0.45)
Dividends per share				$0.18
Other Information of Interest:
Net written premiums	$80,557,228	$18,591,374	$-	$99,148,602
Catastrophe and storm losses	$7,973,720	$1,090,954	$-	$9,064,674
GAAP Combined Ratio:
Loss ratio	66.6%	72.5%	-	67.8%
Expense ratio	38.9%	20.2%	-	35.1%
	105.5%	92.7%	-	102.9%

Quarter Ended June 30, 2008	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$78,463,944	$18,153,752	$-	$96,617,696
Investment income, net	8,947,910	3,010,099	41,345	11,999,354
Other income	160,571	-	-	160,571
	87,572,425	21,163,851	41,345	108,777,621
Losses and expenses:
Losses and settlement expenses	66,543,098	13,793,879	-	80,336,977
Dividends to policyholders	1,851,840	-	-	1,851,840
Amortization of deferred policy acquisition costs	18,367,821	3,526,349	-	21,894,170
Other underwriting expenses	7,680,153	330,283	-	8,010,436
Interest expense	225,000	-	-	225,000
Other expenses	154,370	(77,770)	333,419	410,019
	94,822,282	17,572,741	333,419	112,728,442
Operating income (loss) before income taxes	(7,249,857)	3,591,110	(292,074)	(3,950,821)
Realized investment gains	291,436	79,534	-	370,970
Income (loss) before income taxes	(6,958,421)	3,670,644	(292,074)	(3,579,851)
Income tax expense (benefit):
Current	(3,066,352)	1,541,311	(102,226)	(1,627,267)
Deferred	(362,376)	(649,878)	-	(1,012,254)
	(3,428,728)	891,433	(102,226)	(2,639,521)
Net income (loss)	$(3,529,693)	$2,779,211	$(189,848)	$(940,330)
Average shares outstanding				13,653,462
Per Share Data:
Net income (loss) per share - basic and diluted	$(0.26)	$0.20	$(0.01)	$(0.07)
Catastrophe and storm losses (after tax)	$(1.05)	$(0.07)	$-	$(1.12)
Dividends per share				$0.18
Other Information of Interest:
Net written premiums	$79,918,030	$16,835,091	$-	$96,753,121
Catastrophe and storm losses	$21,966,957	$1,550,556	$-	$23,517,513
GAAP Combined Ratio:
Loss ratio	84.8%	76.0%	-	83.1%
Expense ratio	35.6%	21.2%	-	32.9%
	120.4%	97.2%	-	116.0%

Six Months Ended June 30, 2009	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$152,628,332	$35,924,222	$-	$188,552,554
Investment income, net	17,552,335	5,883,461	14,057	23,449,853
Other income	351,258	-	-	351,258
	170,531,925	41,807,683	14,057	212,353,665
Losses and expenses:
Losses and settlement expenses	91,827,193	27,113,672	-	118,940,865
Dividends to policyholders	5,756,082	-	-	5,756,082
Amortization of deferred policy acquisition costs	37,173,220	6,359,641	-	43,532,861
Other underwriting expenses	18,362,521	1,075,080	-	19,437,601
Interest expense	450,000	-	-	450,000
Other expenses	406,329	(393,124)	717,949	731,154
	153,975,345	34,155,269	717,949	188,848,563
Operating income (loss) before income taxes	16,556,580	7,652,414	(703,892)	23,505,102
Realized investment losses	(5,090,803)	(2,596,340)	-	(7,687,143)
Income (loss) before income taxes	11,465,777	5,056,074	(703,892)	15,817,959
Income tax expense (benefit):
Current	4,763,021	1,910,725	(246,362)	6,427,384
Deferred	(2,490,082)	(890,338)	-	(3,380,420)
	2,272,939	1,020,387	(246,362)	3,046,964
Net income (loss)	$9,192,838	$4,035,687	$(457,530)	$12,770,995
Average shares outstanding				13,242,831
Per Share Data:
Net income (loss) per share - basic and diluted	$0.69	$0.30	$(0.03)	$0.96
Catastrophe and storm losses (after tax)	$(0.50)	$(0.13)	$-	$(0.63)
Dividends per share				$0.36
Book value per share				$23.22
Effective tax rate				19.3%
Annualized net income as a percent of beg. SH equity				9.0%
Other Information of Interest:
Net written premiums	$152,586,458	$35,520,874	$-	$188,107,332
Catastrophe and storm losses	$10,218,030	$2,558,653	$-	$12,776,683
GAAP Combined Ratio:
Loss ratio	60.2%	75.5%	-	63.1%
Expense ratio	40.1%	20.7%	-	36.4%
	100.3%	96.2%	-	99.5%

Six Months Ended June 30, 2008	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$157,554,354	$34,041,127	$-	$191,595,481
Investment income, net	17,937,726	5,922,765	79,096	23,939,587
Other income	307,898	-	-	307,898
	175,799,978	39,963,892	79,096	215,842,966
Losses and expenses:
Losses and settlement expenses	114,177,940	26,165,745	-	140,343,685
Dividends to policyholders	2,276,008	-	-	2,276,008
Amortization of deferred policy acquisition costs	37,277,761	7,127,506	-	44,405,267
Other underwriting expenses	16,000,163	1,129,738	-	17,129,901
Interest expense	439,375	-	-	439,375
Other expenses	298,876	294,203	634,937	1,228,016
	170,470,123	34,717,192	634,937	205,822,252
Operating income (loss) before income taxes	5,329,855	5,246,700	(555,841)	10,020,714
Realized investment losses	(1,767,491)	(773,516)	-	(2,541,007)
Income (loss) before income taxes	3,562,364	4,473,184	(555,841)	7,479,707
Income tax expense (benefit):
Current	(684,273)	1,959,315	(194,544)	1,080,498
Deferred	265,517	(1,144,964)	-	(879,447)
	(418,756)	814,351	(194,544)	201,051
Net income (loss)	$3,981,120	$3,658,833	$(361,297)	$7,278,656
Average shares outstanding				13,715,977
Per Share Data:
Net income (loss) per share - basic and diluted	$0.29	$0.27	$(0.03)	$0.53
Catastrophe and storm losses (after tax)	$(1.31)	$(0.08)	$-	$(1.39)
Dividends per share				$0.36
Book value per share				$25.52
Effective tax rate				2.7%
Annualized net income as a percent of beg. SH equity				4.0%
Other Information of Interest:
Net written premiums	$154,297,213	$33,547,728	$-	$187,844,941
Catastrophe and storm losses	$27,615,451	$1,632,310	$-	$29,247,761
GAAP Combined Ratio:
Loss ratio	72.5%	76.9%	-	73.3%
Expense ratio	35.2%	24.2%	-	33.3%
	107.7%	101.1%	-	106.6%

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	June 30, 2009	December 31, 2008
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost
(fair value $506,763 and $572,852)	$462,077	$534,759
Securities available-for-sale, at fair value
(amortized cost $763,299,308 and $821,306,951)	771,346,101	812,868,835
Fixed maturity securities on loan:
Securities available-for-sale, at fair value
(amortized cost $22,844,456 and $8,923,745)	23,296,381	8,950,052
Equity securities available-for-sale, at fair value
(cost $70,433,905 and $75,025,666)	91,138,757	88,372,207
Other long-term investments, at cost	57,546	66,974
Short-term investments, at cost	115,804,852	54,373,082
Total investments	1,002,105,714	965,165,909

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	33,986,093	36,355,047
Prepaid reinsurance premiums	4,358,746	4,157,055
Deferred policy acquisition costs	35,180,992	34,629,429
Other assets	2,894,716	2,534,076

Cash	219,774	182,538
Accrued investment income	10,128,567	12,108,129
Deferred policy acquisition costs	4,331	-
Accounts receivable	258,581	23,041
Income taxes recoverable	3,485,219	11,859,539
Deferred income taxes	25,099,680	30,819,592
Goodwill	941,586	941,586
Securities lending collateral	24,082,180	9,322,863
Total assets	$1,142,746,179	$1,108,098,804

	June 30, 2009	December 31, 2008
LIABILITIES
Balances resulting from related party transactions with
Employers Mutual:
Losses and settlement expenses	$560,571,821	$573,031,853
Unearned premiums	154,036,757	154,446,205
Other policyholders' funds	8,697,986	6,418,870
Surplus notes payable	25,000,000	25,000,000
Indebtedness to related party	8,964,127	20,667,196
Employee retirement plans	21,332,191	19,331,007
Other liabilities	32,691,818	16,964,452

Unearned premiums	21,655	-
Securities lending obligation	24,082,180	9,322,863
Total liabilities	835,398,535	825,182,446

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
shares; issued and outstanding, 13,238,284
shares in 2009 and 13,267,668 shares in 2008	13,238,284	13,267,668
Additional paid-in capital	95,193,211	95,639,349
Accumulated other comprehensive income (loss)	6,327,009	(9,930,112)
Retained earnings	192,589,140	183,939,453
Total stockholders' equity	307,347,644	282,916,358
Total liabilities and stockholders' equity	$1,142,746,179	$1,108,098,804

The Company had total cash and invested assets with a carrying value of $1.0 billion and $965.3 million as of June 30, 2009 and December 31, 2008, respectively.  The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	June 30, 2009
($ in thousands)	Amortized Cost	Fair Value	Percent of Total Fair Value	Carrying Value
Fixed maturity securities held-to-maturity	$462	$507	0.1%	$462
Fixed maturity securities available-for-sale	786,144	794,642	79.3%	794,642
Equity securities available-for-sale	70,434	91,139	9.1%	91,139
Cash	220	220	-	220
Short-term investments	115,805	115,805	11.5%	115,805
Other long-term investments	57	57	-	57
	$973,122	$1,002,370	100.0%	$1,002,325

	December 31, 2008
($ in thousands)	Amortized Cost	Fair Value	Percent of Total Fair Value	Carrying Value
Fixed maturity securities held-to-maturity	$535	$573	0.1%	$535
Fixed maturity securities available-for-sale	830,231	821,819	85.1%	821,819
Equity securities available-for-sale	75,026	88,372	9.2%	88,372
Cash	182	182	-	182
Short-term investments	54,373	54,373	5.6%	54,373
Other long-term investments	67	67	-	67
	$960,414	$965,386	100.0%	$965,348

NET WRITTEN PREMIUMS

	Three Months Ended June 30, 2009			Six Months ended June 30, 2009
	Percent of Net Written Premiums	Percent of Increase/ (Decrease) in Net Written Premiums		Percent of Net Written Premiums	Percent of Increase/ (Decrease) in Net Written Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	17.7%	(1.2	) %	17.7%	(4.3	) %
Liability	16.6%	(7.8	) %	17.0%	(7.8	) %
Property	16.5%	6.0%		16.3%	3.9%
Workers' Compensation	15.5%	0.8%		16.0%	0.8%
Other	2.5%	(0.5	) %	2.3%	(0.2	) %
Total Commercial Lines	68.8%	(0.8	) %	69.3%	(2.1	) %

Personal Lines:
Automobile	7.1%	20.3%		6.8%	11.2%
Property	5.3%	0.5%		4.8%	(1.9	) %
Liability	0.1%	(7.3	) %	0.2%	(7.5	) %
Total Personal Lines	12.5%	10.7%		11.8%	5.2%
Total Property and Casualty Insurance	81.3%	0.8%		81.1%	(1.1	) %

Reinsurance	18.7%	10.4%		18.9%	5.9%
Total	100.0%	2.5%		100.0%	0.1%